Exhibit 6.17

exclusive LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and entered into as of the 10th day of June 2020 (the “Effective Date”) by and between Scopus BioPharma Inc., a Delaware corporation with a principal place of business at 420 Lexington Avenue, New York, New York 10170 (“Scopus”), and City of Hope, a California nonprofit public benefit corporation located at 1500 East Duarte Road, Duarte, California 91010 (“City of Hope” or “COH”). Scopus and COH are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

A.            COH operates an academic research and medical center that encourages the use of its inventions, discoveries and intellectual property for the benefit of the public and COH owns or Controls (as defined below) certain Patent Rights (as defined below) and Know-How (as defined below) useful in the Field (as defined below);

B.            The inventions covered by the Patent Rights and Know-How being licensed under this Agreement are owned by COH;

C.            The research was sponsored in part by the National Institute of Health, and as a consequence this license is subject to obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable U.S. government regulations;

D.            Scopus is a company dedicated to the commercial development and exploitation in the Field (as defined below) of products and services and therefore Scopus desires to obtain from COH a worldwide, exclusive license under the Patent Rights, on the terms and subject to the conditions set forth herein; and

E.            The Certificate of Incorporation of Scopus in the form attached hereto as Exhibit C (the “Charter”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1            “Act” means the Securities Act of 1933, as amended.

1.2            “Affiliate” of a Party means a Person that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Party. For purposes of this Section 1.2, “control” means (i) the direct or indirect ownership of 50 percent or more of the voting stock or other voting interests or interests in profits, or (ii) the ability to otherwise control or direct the decisions of board of directors or equivalent governing body thereof.

1.3           “Business Day” means any day, other than a Saturday, Sunday or day on which commercial banks located in Los Angeles, California, are authorized or required by law or regulation to close.

1.4           “Change of Control” means (i) any transaction or series of related transactions, following which the holders of shares or other equity interests in Licensee immediately prior to such transaction or series of related transactions collectively are the owners of less than fifty percent (50%) of the outstanding shares or other equity interests of Licensee; provided, however, that if in any circumstances a Third Party acquires more than fifty percent (50%) of Licensee, in one or more transactions, such acquisition shall be deemed to constitute a Change of Control for purposes of this Section 1.4 and Section 4.3, (ii) a sale, assignment, transfer, or other disposition, in a single transaction or series of related transactions, of all or substantially all of Licensee’s interest in the assets to which the License Agreement relates or in Licensee’s assets taken as a whole, and in each case excluding (x) a sublicense pursuant to Section 3.3, (y) a Permitted Assignment and (z) any such transaction relating solely to assets that are not licensed hereunder, (iii) such time as the total Net Proceeds to Scopus and Subsidiary Successor Licensee from one or more sales of Scopus’ and Subsidiary Successor Licensee’s equity securities from one or more public offerings on any securities exchange and/or over-the-counter or off-exchange markets, exceed $5,000,000 in the aggregate, or (iv) the merger, reorganization or consolidation of Licensee with any Person, other than an Affiliate controlled by Licensee, by operation of law or otherwise, where such merger, reorganization or consolidation results in the direct or indirect ownership of Licensee by a Third Party.

1.5           “China” means the People’s Republic of China, including Hong Kong SAR, Macau SAR, and Taiwan.

1.6           “Commercially Reasonable Efforts” means the exercise of such efforts and commitment of such resources by Licensee, directly or through one or more Sublicensees, in a diligent manner consistent with organizations in the pharmaceutical industry for a comparable development or commercialization program at a similar stage of development or commercialization. In the event that Licensee or a Sublicensee with respect to a given Licensed Product or Licensed Service, has a program or product that competes with the programs contemplated by this Agreement, including but not limited to as an example, for a similar Indication or a similar patient population with respect to such Licensed Product or Licensed Service, then “Commercially Reasonable Efforts” shall also mean efforts at least comparable to those efforts and resources expended by Licensee or its Sublicensee on the competing program and/or product or service.

1.7           “COH Confidential Information” means Confidential Information disclosed or provided by, or on behalf of, COH to Licensee or its designees.

1.8           “COH Securities” means the shares of Common Stock and Series X Warrants to be issued to COH Stockholders (defined below) in accordance with Section 4.4.

1.9           “Common Stock” means common stock, par value $0.001 per share, of Scopus.

1.10         “Confidential Information” means: (i) all information and materials (of whatever kind and in whatever form or medium) disclosed by or on behalf of a Party to the other Party (or its designee) in connection with this Agreement, whether prior to or during the Term of this Agreement and whether provided orally, electronically, visually, or in writing; provided, that, all such information and materials initially disclosed in writing or electronically shall be clearly marked as “CONFIDENTIAL” and all such materials and information initially disclosed orally shall be reduced to writing and marked as “CONFIDENTIAL” within ten (10) days following the date of initial oral disclosure; (ii) all copies of the information and materials described in (i) above; and (iii) the existence and each of the terms and conditions of this Agreement; provided, further, that Confidential Information shall not include information and materials to the extent a Party can demonstrate through its contemporaneous written records that such information and materials are or have been:

(a) known to the receiving Party, or in the public domain, at the time of its receipt by a Party, or which thereafter becomes part of the public domain other than by virtue of a breach of this Agreement or the obligations of confidentiality under this Agreement;

(b) received without an obligation of confidentiality from a Third Party having the right to disclose without restrictions such information;

(c) independently developed by the receiving Party without use of or reference to Confidential Information disclosed by the other Party; or

(d) released from the restrictions set forth in this Agreement by the express prior written consent of the disclosing Party.

1.11         “Control(s)” or “Controlled” means the possession by a Party, as of the Effective Date, of rights sufficient to effect the grant of rights set forth in this Agreement without violating the terms of any agreement with any Third Party.

1.12         “Covers” or “Covered by” means, with reference to a particular Licensed Product or Licensed Service, that the manufacture, use, sale, offering for sale, performance, or importation of such Licensed Product or performance of such Licensed Service would, but for ownership of, or a license granted under this Agreement to, the relevant Patent Right, infringe a Valid Claim which shall be considered separately with respect to each country in the Territory.

1.13         “Dispute” means any controversy, claim or legal proceeding arising out of or relating to this Agreement, or the interpretation, breach, termination, or invalidity thereof.

1.14         “Equity Financing” means the issuance of capital stock of Scopus or Subsidiary Successor Licensee, in one or more transactions, including any such capital stock issuable (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability) upon the exercise, conversion or exchange of all evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for capital stock of Scopus or Subsidiary Successor Licensee including all rights, options or warrants to subscribe for, purchase or otherwise acquire shares of capital stock of Scopus or Subsidiary Successor Licensee.

1.15         “Europe” means (a) any of the following countries: Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Monaco, Montenegro, Netherlands, North Macedonia, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, Vatican City and (b) and any other countries that may join the political and economic union of member states that is commonly referred to as the European Union.

1.16         “Field” means the field of the treatment of diseases in humans.

1.17         “First Commercial Sale” means, with respect to a particular Licensed Product or Licensed Service in a given country, the first arm’s-length commercial sale of such Licensed Product or performance of such Licensed Service for value following Marketing Approval in such country by or under authority of Licensee or any Sublicensee to a Third Party who is not a Sublicensee.

1.18         “GAAP” means generally accepted accounting principles, consistently applied, as promulgated from time to time by the Financial Accounting Standards Board.

1.19         “Generic Product” means, with respect to any Licensed Product in any country in the Territory, any pharmaceutical or therapeutic biologic product which (i) is marketed for sale by a Third Party, not authorized by Licensee, and (ii) includes the same pharmaceutically active ingredient(s) or therapeutic biologic product as such Licensed Product, or any salt, esters, chelates, solvates, polymorphs, isomers (both structural isomers or stereo-isomers), metabolites or pro-drugs thereof; and (iii) is approved or registered for use in such country and officially designated as interchangeable and therapeutically equivalent to the applicable Licensed Product by the applicable governmental authority and may be substituted for the Licensed Product without the intervention of the prescribing health care provider. For clarity, a pharmaceutical or therapeutic biologic product that is not officially designated as interchangeable and therapeutically equivalent or may not be substituted for the Licensed Product without the intervention of the prescribing health care provider is not a Generic Product.

1.20         “IND” means an Investigational New Drug application accepted by the United States Food and Drug Administration.

1.21         “Indication” means a separate and distinct disease or medical condition in humans which a Licensed Product or Licensed Service is intended to treat or prevent.

1.22         “Invention” means the inventions disclosed in the Patent Rights.

1.23         “Know-How” means tangible copies of the technical information specifically identified on Exhibit A, and solely as such exists as of the Effective Date. Know-How specifically excludes any and all biological materials.

1.24         “License Year” means each calendar year during the Term of this Agreement; except that the first License Year shall commence on the Effective Date and end on December 31 of the calendar year in which the Effective Date occurs.

1.25         “Licensed Product” means a product (including kits, component sets or components thereof, regardless of concentration or formulation) that (i) is Covered by a Valid Claim, (ii) is manufactured by a process or used in a method Covered by a Valid Claim, (iii) is based on, related to, incorporates, or is manufactured using the Know-How, or (iv) contains, as an active ingredient, any substance the manufacture, use, offer for sale or sale of which is Covered by a Valid Claim.

1.26         “Licensee” means either Scopus or, in the event there is a Permitted Assignment, then Subsidiary Successor Licensee.

1.27         “Licensed Service” means any service process or method, including any contractual arrangement whereby Licensee performs screening or any other services for a Third Party, the performance of which (i) is Covered by a Valid Claim or, (ii) is based on, related to, incorporates or is performed using the Know-How.

1.28         “Licensee Confidential Information” means Confidential Information disclosed or provided by, or on behalf of, Licensee to COH or its designees.

1.29         “Marketing Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local Regulatory Authority, department, bureau or other governmental entity, including, without limitation, pricing and reimbursement approvals, necessary for the manufacturing, use, storage, import, transport, distribution, marketing and sale of the applicable Licensed Products or performance of Licensed Services in a country or regulatory jurisdiction.

1.30         “Net Proceeds” means the net proceeds actually received by Scopus or Subsidiary Successor Licensee from all sales of shares of capital stock in an Equity Financing or series of Equity Financings in which at least one purchaser is a Third Party investor, after deduction of all transaction expenses, finder’s fees, advisory fees, legal fees, sales commissions or similar amounts paid to brokers or dealers and other costs and expenses incurred by Scopus or Subsidiary Successor Licensee or its Affiliates in connection with sales of any shares of capital stock. In the event such net proceeds are not paid to Scopus or Subsidiary Successor Licensee in cash, the value of such net proceeds will be the fair market value of the assets constituting such net proceeds.

1.31         “Net Sales” means the total gross amount invoiced by Licensee, its Affiliates and its Sublicensees (regardless of whether and when such invoices are actually paid) on the sale, lease, provision, or other disposition of the applicable Licensed Products or Licensed Services to Third Parties (including, without limitation, the provision of any product or service by Licensee, its Affiliates or any of its Sublicensees that incorporates the applicable Licensed Product or Licensed Service but for clarity excluding documented sponsored research and/or development activities, valued at the actual direct cost of such activities on a fully burdened basis (including reasonable margin for overhead)), less the following items, as determined from the books and records of Licensee, its Affiliates or its Sublicensees:

(a) insurance, handling and transportation charges actually invoiced;

(b) amounts repaid, credited or allowed for rejection, return or recall;

(c) sales or other excise taxes or other governmental charges levied on or measured by the invoiced amount (including, without limitation, value added taxes);

(d) brokerage, customs and import duties or charges; and

(e) normal and customary trade and quantity discounts (including chargebacks and allowances) and rebates which relate to the applicable Licensed Products or Licensed Services.

Sales of Licensed Products between or among Licensee, its Affiliates or its Sublicensees shall be excluded from the computation of Net Sales, except in those instances in which the purchaser is also the end-user of the Licensed Product sold. Further, transfers of reasonable quantities of Licensed Product by Licensee, any of its Affiliates or of its Sublicensee to a Third Party that is not a Sublicensee for use in the development of such Licensed Product (and not for resale) and transfers of industry standard quantities of Licensed Product for promotional purposes shall not be deemed a sale of such Licensed Product that gives rise to Net Sales for purposes of this Section 1.31.

1.32         “Patent Rights” means: (i) United States Patent Application Number 13/229,146, United States Patent Application Number 14/052,621, United States Patent Application Number 15/623,187, United States Patent Application Number 14/154,833, United States Patent Application Number 14/299,667, United States Patent Application Number 16/294,537, United States Provisional Patent Application Number 62/913,102; (ii) patents, patent applications, continuations, divisional applications, and foreign equivalents that claim the same invention(s) and priority date as the foregoing; (iii) continuation-in-part applications that repeat a substantial portion of any of the foregoing applications; (iv) letters patent or the equivalent issued on any of the foregoing applications throughout the world; and (v) amendments, extensions, renewals, reissues, and re-examinations of any of the foregoing. Notwithstanding the foregoing, “Patent Rights” shall only include any continuation-in-part application to the extent that claims in such continuation-in-part application are supported in the specification of the parent application, unless otherwise mutually agreed to in writing by the parties to this Agreement. Except as may otherwise be agreed in a separate writing, Patent Rights explicitly exclude any and all patents or patent applications based on research conducted by COH or its Affiliates after the Effective Date.

1.33         “Permitted Assignment” has the meaning set forth in Section 14.1.

1.34         “Permitted Subsidiary” means with respect to Scopus, any corporation or other entity of which all issued and outstanding equity interests (including any rights to acquire or purchase, or any other securities or instruments exercisable or convertible into, equity interests) are wholly-owned directly by Scopus.

1.35         “Person” means any person or entity, including any individual, trustee, corporation, partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture or governmental agency or authority.

1.36         “Phase 1 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a clinical study in a small group of people for the first time to evaluate its safety, determine a safe dosage range, and identify side effects in patients as described in 21 C.F.R. § 312.21(a); or a similar clinical study in a country other than the United States.

1.37         “Phase 2 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a clinical study in humans designed with the principal purpose of determining initial efficacy and dosing of such Licensed Product or Licensed Service in patients for the Indication(s) being studied as described in 21 C.F.R. § 312.21(b); or a similar clinical study in a country other than the United States. Without limiting the foregoing, if (a) a protocol for a Phase 1 Clinical Trial includes the enrollment of a cohort of patients (“Phase 2 Cohort”) that would satisfy the foregoing definition of Phase 2 Clinical Trial, or (b) a protocol for a Phase 1 Clinical Trial is amended to include the enrollment of a Phase 2 Cohort, then, in each case ((a)-(b)), such Phase 1 Clinical Trial shall be deemed a Phase 2 Clinical Trial on and after the date of the first dosing of the first human subject in such Phase 2 Cohort.

1.38         “Phase 3 Clinical Trial” means, as to a specific Licensed Product or Licensed Service, a clinical study in humans of the efficacy and safety of such Licensed Product or Licensed Service, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular Indication in a manner sufficient to file an application to obtain Marketing Approval to market and sell that Licensed Product or Licensed Service in the United States or another country for the Indication being investigated by the study, as described in 21 C.F.R. § 312.21(c), or which is actually used to file an application to obtain Marketing Approval for such Licensed Product or Licensed Service; or similar clinical study in a country other than the United States. Without limiting the foregoing, if (a) a protocol for a Phase 2 Clinical Trial includes the enrollment of a cohort of patients (“Phase 3 Cohort”) that would satisfy the foregoing definition of Phase 3 Clinical Trial, or (b) a protocol for a Phase 2 Clinical Trial is amended to include the enrollment of a Phase 3 Cohort, then, in each case ((a)-(b)), such Phase 2 Clinical Trial shall be deemed a Phase 3 Clinical Trial on and after the date of the first dosing of the first human subject in such Phase 3 Cohort.

1.39         “Regulatory Authority” means, with respect to any country or jurisdiction, any court, agency, department, authority or other instrumentality of any international, multinational or supra-national, national, regional, province, state, county, city or other political subdivision having responsibility for granting Marketing Approvals in such country or jurisdiction, including the Federal Food and Drug Administration in the United States, the European Medicines Agency in the European Union, and the Ministry of Health, Labour and Welfare in Japan.

1.40         “SEC” means the Securities and Exchange Commission.

1.41         “Series X Warrants” means Scopus warrants each exercisable for a Series B Unit consisting of one share of Common Stock and one Series Z Warrant exercisable for one share of Common Stock, each such Series X Warrant being automatically exchanged for a Series W Warrant to be issued upon the first closing under Scopus’ Form 1-A filed with the SEC which was qualified on February 4, 2020 each such Series W Warrant having the terms set forth in the Form 1-A, as the same may be amended or supplemented from time to time.

1.42         “Sublicensee” means any Affiliate of Licensee or Third Party which enters into an agreement with Licensee involving the grant to such Affiliate or Third Party of any rights under the license granted to Licensee pursuant to this Agreement.

1.43         “Sublicense Revenues” means all consideration, in whatever form, due from a Sublicensee in return for the grant of a sublicense of any of Licensee’s rights hereunder, excluding consideration in the form of: (i) royalties received by Licensee and calculated wholly as a function of sales of Licensed Products or Licensed Services, (ii) payments or reimbursement for documented sponsored research and/or development activities, valued at the actual direct cost of such activities on a fully burdened basis (including reasonable margin for overhead), (iii) payments or reimbursement of reasonable patent expenses actually incurred or paid by Licensee and not otherwise reimbursed, or payment of patent expenses required to by paid by Licensee hereunder, and (iv) payments for the purchase of equity in Licensee at the fair market value of such equity. By way of clarification, the principal amount of any loan or other extension of credit provided to Licensee or an Affiliate of Licensee in connection with the grant of a sublicense by Licensee that is other than an arm’s-length credit relationship shall be deemed to constitute “Sublicense Revenues.”

1.44         “Subsidiary Successor Licensee” means a Permitted Subsidiary that has been duly assigned the rights and obligations under this Agreement in accordance with Section 14.1.

1.45         “Territory” means the entire world.

1.46         “Third Party” means a Person that is neither a Party to this Agreement nor an Affiliate of a Party.

1.47         “Valid Claim” means a claim of a pending patent application or an issued and unexpired patent included in the Patent Rights in a particular jurisdiction, which claim has not, in such jurisdiction been finally rejected or been declared invalid or cancelled by the patent office or a court of competent jurisdiction in a decision that is no longer subject to appeal as a matter of right.

ARTICLE 2: DEVELOPMENT AND COMMERCIALIZATION EFFORTS

2.1           Condition. Notwithstanding anything to the contrary in this Agreement, neither Party will have any obligation or liability to the other Party under this Agreement and neither Party hereunder will be entitled to exercise or practice any of the rights granted to it hereunder until such time as Scopus completes its acquisition of Bioscience Oncology Pty Limited (the “Acquisition”). Once such Acquisition is closed, Scopus shall deliver an officer’s certificate to COH, signed by the CEO of Scopus, certifying the closing of the Acquisition. The Parties’ respective rights and obligations hereunder shall be of full force and effect upon COH’s receipt of the officer’s certificate in accordance with Section 14.7. If the Acquisition is not closed and the officer’s certificate is not received by COH on or before June 15, 2020, each party shall be entitled to terminate this Agreement by delivering to the other party written notice to such effect.

2.2           Development and Commercialization Responsibilities. Licensee shall have the sole right and responsibility for, and control over, all of its development, manufacturing and commercialization activities (including all regulatory activities) with respect to Licensed Products and Licensed Services in the Field.

2.3           Transfer of Know How. COH shall, promptly following the Effective Date, use reasonable efforts to provide Licensee with, and transfer to Licensee, copies of all Know-How as such exist as of the Effective Date. In the event that Licensee reasonably determines that COH has failed to provide any such copies, Licensee shall describe with specificity what has not been provided and COH shall use reasonable efforts to provide requested copies.

2.4           Licensee Diligence. Licensee shall use Commercially Reasonable Efforts to develop and commercialize Licensed Products and Licensed Services in the Field, directly or through one or more Sublicensees. Without limiting the foregoing, if Licensee, directly or through one or more Sublicensees, fails to accomplish any one of the following “Diligence Milestones” set forth in this Section 2.4 by the date specified (each a “Deadline Date”) corresponding to such Diligence Milestone as may be adjusted by the last paragraph of this Section 2.4, COH shall have the right, on notice to Licensee, to terminate this Agreement if Licensee does not cure its failure to accomplish the applicable Diligence Milestone within forty-five (45) days of the Deadline Date.

“Deadline Date”	“Diligence Milestone”
1. from the Effective Date

Scopus and Subsidiary Successor Licensee to receive not less than                 through any combination of: (i) Net Proceeds from the sale of any equity securities (or securities convertible into or exercisable for equity securities) and (ii) unrestricted grants or gifts, with such amount committed to the business of the development of Licensed Products or Licensed Services.

2. from the Effective Date	Dose the first patient in a Phase 1 Clinical Trial of a Licensed Product or Licensed Service.
3. from the Effective Date	Dose the first patient in a Phase 2 Clinical Trial of a Licensed Product or Licensed Service.
4. from the Effective Date

Scopus and Subsidiary Successor Licensee to receive not less than                 (an additional                 on top of the                 required by Diligence Milestone #1) through any combination of: (i) Net Proceeds from the sale of any equity securities (or securities convertible into or exercisable for equity securities) and (ii) unrestricted grants or gifts, with such amount committed to the business of the development of Licensed Products or Licensed Services.

5. from the Effective Date	Dose the first patient in a Phase 3 Clinical Trial of a Licensed Product or Licensed Service.
6. years from the Effective Date	Receive Marketing Approval in the United States with respect to a Licensed Product or Licensed Service.

Licensee may request in writing that COH consent to revise the applicable Deadline Date for a Diligence Milestone if supported by evidence of technical difficulties or delays in pre-clinical, clinical studies or regulatory processes that are outside of Licensee’s reasonable control, including, but not limited to, any delay that would result (a) from emerging safety issues causing the clinical program to be put on hold by a regulatory agency or sponsor and/or mandate before further preclinical works be conducted, (b) from a poor pharmacokinetic or pharmacodynamic profile or efficacy in man that would require further formulation or preclinical development to be conducted, (c) from any administrative issues in preclinical or clinical trial conduct (e.g. contract research or manufacturing organization failing to deliver work in due time, delays in patient recruitments), or (d) from preclinical or clinical findings requiring further investigations to be conducted. COH will discuss any such request in good faith and will not unreasonably deny a request for appropriate extension provided that sufficient objective evidence of the nature set forth above is provided.

2.5           Governance. COH and Licensee shall each designate one individual to serve as the main point of contact for communications related to development and commercialization of Licensed Products and Licensed Services under this Agreement (each a “Designated Representative”). The initial Designated Representative of COH shall be George Megaw and the initial Designated Representative of Licensee shall be Paul Hopper. Each Party may replace its Designated Representative at any time upon prior notice to the other Party. Licensee shall keep COH reasonably informed as to progress in the development and commercialization of Licensed Products and Licensed Services. Without limiting the foregoing, on or before January 15 and July 15 of each year during the Term of this Agreement, Licensee shall provide to COH a written report setting forth, in reasonable detail, its activities and achievements with respect to the development and commercialization of Licensed Products and Licensed Services during the preceding six months, including activities relating to the achievement of Diligence Milestones (the “Semi-Annual Report”). Each Semi-Annual Report shall also include the COH reference number, OTL 18-400. The Designated Representatives shall meet in person twice each calendar year to present and discuss the current Semi-Annual Report at such location and date as mutually agreed. Each Party shall be responsible for all expenses incurred by its Designated Representative in the participation in such annual meetings. A copy of each Semi-Annual Report shall be provided, in addition to the persons set forth in Section 14.7 to: The Office of Technology Licensing, email: licensing@coh.org.

ARTICLE 3: LICENSE GRANTS

3.1           Grant of Rights.

3.1.1            Exclusive Patent License. Subject to the terms and conditions of this Agreement, COH hereby grants to Licensee an exclusive royalty-bearing right and license under the Patent Rights to make, have made, use, develop, offer for sale, sell, perform, and import and otherwise commercialize in any manner whatsoever the Licensed Products and to perform and otherwise commercialize in any manner whatsoever the Licensed Services, in the Field, in the Territory.

3.1.2            Know-How License. COH hereby grants to Licensee a non-exclusive royalty-bearing right and license to use and make derivative works of the Know-How to make, have made, use, have used, offer for sale, sell, import, export, and otherwise dispose of, develop, commercialize, and exploit in any manner Licensed Products or perform Licensed Services, in the Field, in the Territory.

3.1.3            Reservation of Rights. The foregoing grants of rights shall be subject to:  (i) the retained rights of the U.S. Government, if and to the extent applicable, in the Patent Rights pursuant to 35 U.S.C. §§ 200-212 and applicable U.S. government regulations, (ii) the royalty-free right of COH and its Affiliates to practice the Patent Rights for educational and research purposes, (iii) the right of COH and its Affiliates to publicly disclose research results, and (iv) the right of COH and its Affiliates to allow other collaborators to use the Patent Rights for the same purposes as (ii) and (iii).

3.2           No Implied Licenses. Licensee acknowledges that the licenses granted in this Agreement are limited to the scope expressly granted and that, subject to the terms and conditions of this Agreement, all other rights under all Patent Rights, the Know-How, and other intellectual property rights Controlled by COH are expressly reserved to COH.

3.3            Sublicensing. Licensee shall have the right to grant sublicenses to Affiliates or Third Parties, effective upon notice to COH, provided that the terms and conditions of any sublicense of Licensee’s rights which may be permitted hereunder shall be (i) consistent with this Agreement, (ii) in writing, (iii) contain terms that do not exceed the scope of rights granted under this Agreement, and (iv) Licensee shall be liable for any of its Sublicensee’s acts or omissions that would constitute a breach of this Agreement as if such action or inaction were that of Licensee. A true and complete copy of each sublicense of Licensee’s rights hereunder, as well as any amendment thereto, shall be delivered to COH promptly following the effective date of each such sublicense or amendment.

3.4            Documentation of Licensed Services. Licensee and its Sublicensees shall provide Licensed Services only pursuant to one or more written agreements which set forth, in reasonable detail, all consideration due to Licensee for the provision of such services. Licensee shall provide a true and complete copy of each such agreement to COH promptly following the effective date of such agreement.

ARTICLE 4: PAYMENTS

4.1           Up-Front Payment. In consideration for rights granted hereunder, Scopus shall pay to COH a one-time non-refundable license fee of                within ten (10) days after the Effective Date.

4.2           License Maintenance Fee. On or before the tenth Business Day after the beginning of each License Year (excluding the first License Year ending December 31, 2020), Licensee shall pay to COH a non-refundable license maintenance fee of               . The license maintenance fee paid in a given License Year shall be applied as credit against royalties otherwise due to COH pursuant to Section 4.7, below, during the License Year in which payment was made but may not be carried over and applied as credit against royalties due in subsequent years.

4.3           Sale of Licensee Business. Upon any Change of Control of Licensee, Scopus or Subsidiary Successor Licensee shall pay COH a non-refundable fee of                         provided, that Scopus and Subsidiary Successor Licensee shall be jointly liable for such payment by Subsidiary Successor Licensee.

4.4           Securities Issuance.

4.4.1            Concurrently with the execution of this Agreement, Scopus will issue to COH (or its designees) stock certificates evidencing 200,000 validly issued, fully-paid, non-assessable shares of Common Stock and 47,965 Series X Warrants collectively representing an ownership interest of 1.1% of Scopus on a fully diluted basis, including all warrants, stock options, or other derivatives outstanding and available for grant, as of May 29, 2020 (after giving effect to the Acquisition and the issuance of these shares of Common Stock and these Series X Warrants) (COH and its designees collectively, the “COH Stockholders”).

4.4.2            COH acknowledges and agrees that the COH Securities will be restricted securities and will not be registered with the Securities and Exchange Commission or qualified with any state securities authority and that, accordingly, the COH Securities may not be distributed, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an available exemption from the registration requirements of the Act.

4.4.3            All COH Securities to be issued to the COH Stockholders pursuant to this Agreement shall be made pursuant to a Securities Issuance Agreement in the form attached hereto as Exhibit D.

4.5            Development Milestone Payments. Within thirty (30) days after the occurrence of each “Development Milestone Event” set forth below with respect to each Licensed Product or Licensed Service, and separately for each Indication of such Licensed Product or Licensed Service that achieves such Development Milestone Event, Licensee shall pay COH or its designee the amount indicated below:

Development Milestone Event	Amount Due
#1. Dosing of the first patient in the first Phase 1 Clinical Trial anywhere in the Territory; provided, that, such Phase 1 Clinical Trial is not sponsored by COH.
#2. Dosing of the first patient in the first Phase 2 Clinical Trial anywhere in the Territory; provided, that, such Phase 2 Clinical Trial is not sponsored by COH.
#3. Dosing of the first patient in the first Phase 3 Clinical Trial anywhere in the Territory.
#4. Upon the first Marketing Approval in the United States.
#5. Upon the first Marketing Approval in Europe, China, or Japan.

In the event that the Marketing Approval for an Indication of a Licensed Product or Licensed Service (Development Milestone Event #4 or #5) is received prior to the achievement of any prior Development Milestone Event, then Licensee shall also pay the amount due for occurrence of all previous Development Milestone Events that had not previously been paid upon receiving such Marketing Approval. For clarity, each payment above shall be made on each Indication of each Licensed Product or Licensed Service achieving each Development Milestone Event. The Parties agree that in the event that a clinical trial is conducted and characterized as a combination of two or more clinical trials (e.g., Phase 1/2 clinical trial), then Licensee shall simultaneously pay the amounts due for occurrence of the Milestone Event corresponding to the each of the applicable clinical trial phases (e.g., if a clinical trial is conducted and is characterized as a Phase 2/3 clinical trial in the United States, Licensee shall pay COH                          For clarity, Development Milestone payments are not creditable towards royalties.

4.6           Sales Milestone Payments. Within thirty (30) days after the occurrence of each “Sales Milestone Event” set forth below with respect to each Licensed Product or Licensed Service that achieves such Sales Milestone Event, Licensee shall pay COH or its designee the amount indicated below:

Sales Milestone Event	Amount Due
#1. Upon Net Sales of Licensed Product or Licensed Service first totaling US $50 million in a License Year.
#2. Upon Net Sales of Licensed Product or Licensed Service first totaling US $100 million in a License Year.
#3. Upon Net Sales of Licensed Product or Licensed Service first totaling US $500 million in a License Year.
#4. Upon Net Sales of Licensed Product or Licensed Service first totaling US $1 billion in a License Year.

For clarity, each Sales Milestone will be paid once on a Licensed Product-by-Licensed Product or Licensed Service-by-Licensed Service basis based on the composition of matter, even if such composition of matter receives approval for different Indications or patient populations.

4.7           Royalties.

4.7.1            Base Royalties. Subject to Subsections 4.7.2, 4.7.3, 4.7.4, 4.7.5, and 4.8 below, Licensee shall pay to COH or its designee royalties in an amount equal to       percent of Net Sales of Licensed Products and Licensed Services.

4.7.2            Minimum Annual Royalty. Beginning in the second calendar year of Marketing Approval in any jurisdiction of the first Licensed Product or Licensed Service by Licensee or Sublicensees, if the total earned royalties paid by Licensee under Section 4.7.1, as adjusted by Sections 4.7.3, 4.7.4, 4.7.5, and 4.8, in any License Year cumulatively amounts to less than                    (“Minimum Annual Royalty”), Licensee shall pay to COH on or before February 28 following the end of such License Year the difference between the                    Minimum Annual Royalty noted above and the total earned royalty paid by Licensee for such year under Section 4.7.1, as adjusted by Sections 4.7.3, 4.7.4, 4.7.5, and 4.8, provided, however, that solely for the second calendar year of Marketing Approval in any jurisdiction of the first Licensed Product or Licensed Service by Licensee or Sublicensees, the Minimum Annual Royalty shall be reduced by one-half to

4.7.3            Royalty Reduction Upon Loss of Patent Coverage. On a country-by-country and Licensed Product-by-Licensed Product and Licensed Service-by-Licensed Service basis, the royalty rate payable under Section 4.7.1 on Net Sales of such Licensed Product or Licensed Service in such country shall be reduced by                                      during any period when a particular Licensed Product or Licensed Service is not Covered by a Valid Claim of the Patent Rights in a country in which such Licensed Product is manufactured, used, performed or sold or such Licensed Service is performed.

4.7.4            Royalty Reduction Upon Launch Of Generic Product. Notwithstanding anything to the contrary, if a Generic Product corresponding to a Licensed Product is launched in a particular country, then the royalty rates set forth in Section 4.7.1, as may be adjusted by Section 4.7.3, applicable to a particular Licensed Product and a particular country will be reduced in accordance with the table below (each such reduction, a “Reduction in Royalty”). For purposes of the table below, the “Percentage Reduction of Net Sales” for any particular calendar quarter means the quotient (expressed as a percentage) obtained by dividing (A) the difference obtained by subtracting the Net Sales of the Licensed Product in such country for such applicable calendar quarter from the Net Sales of the Licensed Product in such country for the calendar quarter immediately prior to the calendar quarter in which the first commercial sale of the Generic Product in such country occurred by (B) the Net Sales of the Licensed Product in such country for the calendar quarter prior to the calendar quarter in which the first commercial sale of the Generic Product in such country occurred. Once the applicable Percentage Reduction of Net Sales set forth in the table below has been attained for a particular country for a calendar quarter, the corresponding Reduction in Royalty set forth in the table below shall remain in place unless there is an additional Reduction in Royalty. Once a country experiences a                             or greater Percentage Reduction of Net Sales for any given Licensed Product, then Licensee shall have no further obligations to make any further payments to COH with regards to any Net Sales of such Licensed Product in such country.

Percentage Reduction of Net Sales	Reduction in Royalty
Less than	No reduction
Greater than or equal to but less than	total reduction, including any reduction under Section 4.7.3.
Greater than or equal to	(i.e., the royalty shall be eliminated for the applicable Licensed Product in the applicable country)

4.7.5            Royalty Term. Licensee’s payment obligations under Section 4.7.1 shall expire, on a country-by-country and, as applicable, on a Licensed Product-by-Licensed Product or Licensed Service-by-Licensed Service basis, on the later of (i) the fifteenth (15th) anniversary of the last date on which there exists a Valid Claim of the Patent Rights Covering such Licensed Product (or Licensed Service) in such country or (ii) for Licensed Products or Licensed Services based on, related to, incorporating, manufactured, or performed using Know-How, subject to Section 4.7.3, the fifteenth (15th) anniversary of the First Commercial Sale of such Licensed Product (or Licensed Service) in such country, in each case, as applicable, the “Royalty Expiration Date”.

4.8           Royalty Offsets. If, in Licensee’s reasonable business judgment it is necessary to pay to a Third Party other than a Sublicensee consideration (whether in the form of a royalty or otherwise) for the right to make, have made, use, sell, offer for sale or import a specific Licensed Product or perform a specific Licensed Service in a given jurisdiction, and if the aggregate royalty rates of any and all royalties payable to such Third Party licensors when combined with the royalty rate payable to COH exceeds                             in the case of Net Sales of the applicable Licensed Product or Licensed Service, then Licensee shall have the right with respect to any period for which royalties are due (i.e., a License Year) to set off up to                             of the aggregate royalties with respect to the applicable Licensed Product or Licensed Service otherwise payable with respect to such period and such jurisdiction and to such Third Party licensors against royalties that would otherwise be due to COH hereunder with respect to such period and jurisdiction; provided, however, that only the royalties payable to those Third Party licensors that themselves agree to be subject to a third party royalty offset that is no more favorable to the Third Party licensor in their agreement with Licensee than the offset hereunder may be offset against the royalty payable to COH; and provided, further, however, that under no circumstances shall (a) the royalty offsets permitted in this Section 4.8 result in the reduction of the effective adjusted royalty rate in any period for which payment is due and in any jurisdiction pursuant to Section 4.7, above, by more than                                    (e.g., with respect to Licensed Products, the minimum effective adjusted royalty rate for Licensed Products shall be                     ); and (b) the royalty offsets permitted in this Section 4.8 when combined with the royalty offsets applicable to Third Party licensors result in aggregate royalty rates payable to such Third Party licensors when combined with the royalty rate payable to COH that are less than                             of the Net Sales of the applicable Licensed Product or Licensed Service.

4.9           Sublicense Revenues.

4.9.1            Licensee shall pay to COH the applicable percentage of all Sublicense Revenues under Section 4.9.2 within thirty (30) days after the Sublicense Revenue is received from the relevant Sublicensee. If Sublicense Revenues are not in cash or cash equivalents, the percentage share payable to COH pursuant to this Section 4.9 shall be due, in COH’s sole discretion, either in kind or in its cash equivalent.

4.9.2            If the sublicense grant to the Sublicensee occurs prior to dosing of the first patient in a Phase 1 Clinical Trial related to the applicable Licensed Product or Licensed Service, then Licensee shall pay to COH          of all Sublicense Revenues. If the sublicense grant to the Sublicensee occurs after the dosing of the first patient in a Phase 1 Clinical Trial related to the applicable Licensed Product or Licensed Service and prior to dosing of the first patient in a Phase 3 Clinical Trial related to the applicable Licensed Product or Licensed Service, then Licensee shall pay to COH          of all Sublicense Revenues. If the sublicense grant to the Sublicensee occurs after dosing of the first patient in a Phase 3 Clinical Trial for the applicable Licensed Product or Licensed Service, then Licensee shall pay to COH          of all Sublicense Revenues.

4.9.3            The timing of the sublicense grant under Section 4.9.2 shall be determined on a Licensed Product-by-Licensed Product basis or Licensed Service-by-Licensed Service basis based on the development status of the Licensed Product or Licensed Service in the sublicense on the date that the sublicense is granted. In a sublicense with multiple candidates, the development status of the most advanced candidate or product in the sublicense determines the applicable timing of the sublicense grant under Section 4.9.2.

4.10         Timing of Royalty Payments. Royalty payments due under Section 4.7, above, shall be paid annually within sixty (60) days following the end of each License Year until the first License Year in which aggregate Royalties under Section 4.7.1 (and without regard to Section 4.7.2) reach US $1 million. Thereafter, all royalty payments due under Section 4.7 shall be paid in quarterly installments, within sixty (60) days following the end of each calendar quarter.

4.11         No Deductions from Payments. Licensee is solely responsible for payment of any fee, royalty or other payment due to any Third Party in connection with the research, development, manufacture, distribution, use, sale, import or export of a Licensed Product or a Licensed Service and, except as set forth in Section 4.8, above, Licensee shall not have the right to set off any amounts paid to such a Third Party, including fee, royalty or other payment, against any amount payable to COH hereunder.

4.12         Single Royalty. Only a single royalty payment shall be due and payable on Net Sales of a Licensed Product or performance of a Licensed Service, regardless if such Licensed Product or Licensed Service is Covered by more than one Valid Claim and regardless of any overlap between Royalties and Sublicense Revenues.

ARTICLE 5: REPORTS, AUDITS AND FINANCIAL TERMS

5.1           Royalty Reports. Within sixty (60) days after the end of License Year or, as the case may be, each calendar quarter in which a royalty payment under ARTICLE 4 is required to be made, Licensee shall send to COH a report of Net Sales of the Licensed Products and Licensed Services for which a royalty is due, which report sets forth for such License Year or calendar quarter the following information, on a Licensed Product-by-Licensed Product and Licensed Service-by-Licensed Service and country-by-country basis: (i) total Net Sales, (ii) total gross sales of Licensed Products and Licensed Services, (iii) the quantity of each Licensed Products sold and Licensed Services performed, (iv) the exchange rate used to convert Net Sales from the currency in which they are earned to United States dollars; and (v) the total royalty payments due. All royalty reports shall also include the COH reference number, OTL 18-400. A copy of each royalty report shall be provided, in addition to the persons set forth in Section 14.7, to: The Office of Technology Licensing, email: otl-royalties@coh.org.

5.2           Additional Financial Terms.

5.2.1            Currency. All payments to be made under this Agreement shall be made in United States dollars, unless expressly specified to the contrary herein. Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in United States dollars. All currency conversions shall use the conversion rate reported by Reuters, Ltd. on the last Business Day of the calendar quarter for which such payment is being determined.

5.2.2            Payment Method. Amounts due under this Agreement shall be paid in immediately available funds, by means of wire transfer to an account identified by COH.

5.2.3            Withholding of Taxes. All payments hereunder shall be made free and clear of and without deduction or deferment in respect of any demand, set-off, counterclaim or other dispute and so far as is legally possible such payment shall be made free and clear of any taxes imposed by or under the authority of government or any public authority, provided, that, where any sums due to be paid to COH hereunder are subject to withholding or similar tax payable on COH’s income, Licensee shall pay such amount and shall be entitled to set off that amount from the amounts transferred to COH under Section 5.2.2.

5.2.4            Late Payments. Any amounts not paid on or before the date due under this Agreement are subject to interest from the date due through and including the date upon which payment is received. Interest is calculated, over the period between the date due and the date paid, at a rate equal to one and one-half percentage point (1.5%) over the “bank prime loan” rate, as such rate is published in the U.S. Federal Reserve Bulletin H.15 or successor thereto on the last Business Day of the applicable calendar quarter prior to the date on which such payment is due.

5.3           Accounts and Audit.

5.3.1            Records. Licensee shall keep, and shall require that each Sublicensee keep, full, true and accurate books of account containing the particulars of its Net Sales and the calculation of royalties. Licensee and its Sublicensees shall each keep such books of account and the supporting data and other records at its principal place of business. Such books and records must be maintained available for examination in accordance with this Section 5.3.1 for five (5) calendar years after the end of the calendar year to which they pertain, and otherwise as reasonably required to comply with GAAP.

5.3.2            Appointment of Auditor. COH may appoint an internationally- recognized independent accounting firm reasonably acceptable to Licensee to inspect the relevant books of account of Licensee and its Sublicensees to verify any reports or statements provided, or amounts paid or invoiced (as appropriate), by Licensee or its Sublicensees.

5.3.3            Procedures for Audit. COH may exercise its right to have Licensee’s and its Sublicensees’ relevant records examined only during the five (5) year period during which Licensee is required to maintain records, no more than once in any consecutive four (4) calendar quarters. Licensee and its Sublicensees are required to make records available for inspection only during regular business hours, only at such place or places where such records are customarily kept, and only upon receipt of at least fifteen (15) days advance notice from COH.

5.3.4            Audit Report. The independent accountant will be instructed to provide to COH an audit report containing only its conclusions and methodology regarding the audit, and specifying whether the amounts paid were correct and, if incorrect, the amount of any underpayment or overpayment.

5.3.5            Underpayment and Overpayment. After review of the auditor’s report: (i) if there is an uncontested underpayment by Licensee for all of the periods covered by such auditor’s report, then Licensee shall pay to COH the full amount of that uncontested underpayment, and (ii) if there is an uncontested overpayment for such periods, then COH shall provide to Licensee a credit against future payments (such credit equal to the full amount of that overpayment), or, if Licensee is not obligated to make any future payments, then COH shall pay to Licensee the full amount of that overpayment. Contested amounts are subject to dispute resolution under ARTICLE 12. If the total amount of any such underpayment (as agreed to by Licensee or as determined under ARTICLE 12) exceeds five percent (5%) of the amount previously paid by Licensee for the period subject to audit, then Licensee shall pay the reasonable costs for the audit. Otherwise, all costs of the audit shall be paid by COH.

ARTICLE 6: SCOPUS AND SUBSIDIARY SUCCESSOR LICENSEE COVENANTS

6.1           Scopus and Subsidiary Successor Licensee, as applicable, covenant and agree that:

6.1.1            in conducting activities contemplated under this Agreement, Licensee shall comply in all material respects with all applicable laws and regulations including, without limitation, those related to the manufacture, use, labeling importation and marketing of Licensed Products and Licensed Services;

6.1.2            Scopus will obtain all authorizations necessary for the issuance of the COH Securities after the date hereof prior to the issuance of such COH Securities;

6.1.3            During the period that COH holds any COH Securities, Scopus and Subsidiary Successor Licensee agree to provide, promptly following request by COH, if not otherwise publicly available (i) such financial information of Licensee as COH may reasonably request in order for COH to fulfill its financial reporting and tax filing obligations, (ii) a current and accurate capitalization table detailing the fully diluted capitalization of Licensee and (iii) copies of all transaction documents for each bona fide Equity Financing consummated by Licensee after the Effective Date;

6.1.4            In the event that individuals employed by or otherwise affiliated with City of Hope or its Affiliates collaborate with, consult for, or otherwise provide services relating to Licensed Products or Licensed Services to Licensee, its Affiliates or Sublicensees in such individuals’ personal capacity, the terms and conditions of Exhibit B shall apply; and

6.1.5            Licensee has not been convicted of a criminal offense related to health care, is not currently debarred, excluded or otherwise ineligible for participation in federally funded health care programs and has not arranged or contracted (by employment or otherwise) with any employee, contractor, or agent that it knew or should have known are excluded from participation in any federal health care program, and will not knowingly arrange or contract with any such individuals or entities during the Term of this Agreement. Licensee agrees to: (i) notify COH in writing immediately of any threatened, proposed or actual conviction relating to health care, of any threatened, proposed or actual debarment or exclusion from participation in federally funded programs, of Licensee or any officer or director of Licensee, and (ii) refrain from knowingly employing or contracting with individuals or entities excluded from participation in a federally funded health care program. Any breach of this Section 6.1.5 by Licensee shall be grounds for termination of this Agreement by COH in accordance with Section 8.2.

ARTICLE 7: INTELLECTUAL PROPERTY; PATENT PROSECUTION, MAINTENANCE AND ENFORCEMENT.

7.1            Patent Prosecution, Maintenance and Enforcement.

7.1.1            COH shall be responsible for the preparation, filing, prosecution, and maintenance of all Patent Rights, using counsel of its choice. COH will timely provide Licensee with copies of all relevant documentation relating to such prosecution and Licensee shall keep such information confidential. COH’s counsel shall take instructions only from COH. In addition, COH shall instruct the patent counsel prosecuting Patent Rights to promptly (i) copy Licensee on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent; (ii) provide Licensee with copies of draft submissions to the USPTO prior to filing; and (iii) give reasonable consideration to the comments and requests of Licensee or its patent counsel, provided, that, (a) COH reserves the sole right to make all final decisions with respect to the preparation, filing, prosecution and maintenance of such patent applications and patents and which it shall exercise in good faith; and (b) the patent counsel remains counsel to COH (and shall not jointly represent Licensee unless requested by Licensee and approved by COH, and an appropriate engagement letter and conflict waiver are in effect). All patents and patent applications in Patent Rights, to the extent assignable in whole or in part to COH, shall be assigned to COH.

7.1.2            COH will not unreasonably refuse to amend any patent application in Patent Rights to include claims reasonably requested by Licensee to protect the products contemplated to be sold by Licensee under this Agreement. If Licensee informs COH of other countries or jurisdictions in which it wishes to obtain patent protection with respect to the Patent Rights, COH shall prepare, file, prosecute and maintain patent applications in such countries and any patents resulting therefrom (and, for the avoidance of doubt, such patent applications and patents shall be deemed included in the Patent Rights). On a country-by-country and patent-by-patent basis, Licensee may elect to surrender any patent or patent application in Patent Rights in any country upon sixty (60) days advance written notice to COH. Such notice shall relieve Licensee from the obligation to pay for future patent costs but shall not relieve Licensee from responsibility to pay patent costs incurred prior to the expiration of the sixty (60) day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder, Licensee shall have no further rights therein and COH shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

7.1.3            Each Party shall promptly provide written notice to the other in the event it becomes aware of any actual or probable infringement of any of the Patent Rights in or relevant to the Field or of any Third Party claim regarding the enforceability or validity of any Patent Rights (“Infringement Notice”). Licensee shall, in cooperation with COH, use reasonable efforts to terminate infringement without litigation.

7.1.4            If infringing activity has not been abated within ninety (90) days following the date the Infringement Notice takes effect, then Licensee may, following consultation with COH, in its sole discretion and at its sole expense, take action against any alleged infringer or in defense of such any claim with respect to any Patent Right for which Licensee has exclusive rights under this Agreement. Any recovery obtained by Licensee as the result of legal proceedings initiated and paid for by Licensee pursuant to this Section 7.1.4, after deduction of Licensee’s reasonable out-of-pocket expenses incurred in securing such recovery, shall be deemed to be Net Sales of Licensed Products and/or Licensed Services or, as appropriate Sublicense Revenue in the calendar quarter in which such recovery was received and royalties shall be due and payable thereon accordingly.

7.1.5            If COH is involuntarily joined in a suit initiated by Licensee, then Licensee will pay any costs incurred by COH arising out of such suit, including but not limited to, reasonable legal fees of counsel that COH selects and retains to represent it in the suit.

7.1.6            In the event that Licensee declines either to cause such infringement to cease (e.g. by settlement or injunction) or to initiate and thereafter diligently maintain legal proceedings against the infringer other than as part of a mutually agreed upon bona fide strategy, developed with the guidance of outside patent counsel, to preserve the Patent Rights, COH may, in its sole discretion and at its sole expense, take action against such alleged infringer or in defense of any such Third Party claim. Any recovery obtained by COH as the result of any such legal proceedings shall be for the benefit of COH only.

7.2            Trademarks. Licensee shall be responsible for the selection, registration, maintenance, and defense of all trademarks for use in connection with the sale or marketing of Licensed Products and Licensed Services in the Field in the Territory (the “Marks”), as well as all expenses associated therewith. All uses of the Marks by Licensee or a Sublicensee shall comply in all material respects with all applicable laws and regulations (including those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). Licensee shall not, without COH’s prior written consent, use any trademarks or house marks of COH or its Affiliates (including the COH corporate name), or marks confusingly similar thereto, in connection with Licensee commercialization of Licensed Products or Licensed Services under this Agreement in any promotional materials or applications or in any manner implying an endorsement by COH of Licensee or the Licensed Products or Licensed Services. Licensee shall own all Marks.

7.3            Challenge to the Patent Rights by Licensee.

7.3.1            COH may terminate this Agreement and all Sublicenses issued hereunder, upon written notice to Licensee in the event that Licensee or any of its Affiliates or Sublicensees directly or indirectly asserts a Patent Challenge. “Patent Challenge” means any challenge in a legal or administrative proceeding to the patentability, validity or enforceability of any of the Patent Rights (or any claim thereof), including by: (a) filing or pursuing a declaratory judgment action in which any of the Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art against any of the Patent Rights, filing a request for or pursuing a re-examination of any of the Patent Rights (other than with COH’s written agreement), or becoming a party to or pursuing an interference; or (c) filing or pursuing any re-examination, opposition, cancellation, nullity or other like proceedings against any of the Patent Rights; but excluding any challenge raised as a defense against a claim, action or proceeding asserted by COH against Licensee, its Affiliates or Sublicensees. In lieu of exercising its rights to terminate under this Section 7.3.1, COH may elect upon written notice to increase the payments due under all of ARTICLE 4 by                                                                            , which election will be effective retroactively to the date of the commencement of the Patent Challenge. Licensee acknowledges and agrees that this Section 7.3.1 is reasonable, valid and necessary for the adequate protection of COH’s interest in and to the Patent Rights, and that COH would not have granted to Licensee the licenses under those Patent Rights, without this Section 7.3.1. COH will have right at any time in its sole discretion to strike this Section 7.3.1 (or any portion thereof) from this Agreement, and COH will have no liability whatsoever as a result of the presence or absence of this Section 7.3.1 (or any struck portion thereof).

7.3.2            If, in a Patent Challenge commenced by Licensee its Affiliates or Sublicensees, COH obtains a final non-appealable judgment upholding the validity and enforceability of the challenged Patent Rights and finding at least one claim of such Patent Rights to be infringed by Licensee or any one of its Affiliates or Sublicensees, Licensee shall reimburse COH all of its attorneys’ fees and expenses expended in connection with defending such lawsuit or other proceeding.

7.4            Payment of COH Patent Expenses.

7.4.1            The Parties acknowledge that, prior to the Effective Date, COH incurred historic expenses with respect to the drafting, prosecution and maintenance of the Patent Rights. In consideration of such historic expenditures by COH, Licensee shall reimburse COH                    in full reimbursement for such expenses, subject to COH providing to Licensee reasonably detailed documentation to support such amount. Licensee shall pay half of such reimbursement to COH within ten (10) days after the Effective Date, and Licensee shall pay to COH the remainder of such reimbursement within six (6) months after the Effective Date.

7.4.2            After the Effective Date, COH shall provide to Licensee an annual invoice and reasonably detailed documentation with respect to COH’s out-of-pocket expenses incurred with respect to such prosecution and maintenance for the previous year. Licensee shall reimburse COH for one-hundred percent (100%) of such expenses within thirty (30) days after receipt of such invoice and documentation. COH will deliver to Licensee updates in relation to the amount payable under this Section 7.4.2 upon Licensee reasonably requesting such updates.

7.5            Marking. Licensee and its Sublicensees shall mark all Licensed Products and all materials related to Licensed Services in such a matter as to conform with the patent laws of the country to which such Licensed Products are shipped or in which such products are sold and such Licensed Services performed.

ARTICLE 8: TERM AND TERMINATION

8.1            Term and Expiration of Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, notwithstanding any other provision of this Agreement, unless sooner terminated by mutual agreement or pursuant to any other provision of this Agreement, this Agreement shall expire, on a country-by-country and Licensed Product-by-Licensed Product (or Licensed Service-by-Licensed Service) basis, on the applicable Royalty Expiration Date for each Licensed Product (or Licensed Service) in each country (such expiry of the Term for a particular Licensed Product (or Licensed Service) in a particular country hereinafter referred to as “Expiration” of this Agreement with respect to such Licensed Product (or Licensed Service) in such country).

8.2            Termination.

8.2.1            Material Breach. Either Party may terminate this Agreement prior to its Expiration for any material breach by the other Party, provided, that, the Party seeking to terminate shall have first given the breaching Party notice of such material breach (“Breach Notice”) with reasonable particulars of the material breach, and the Party receiving the Breach Notice failed to cure that material breach within forty-five (45) days after the date of receipt of the Breach Notice; provided, that, if the breaching Party responds to the Breach Notice by providing a Dispute Notice pursuant to ARTICLE 12 to the Party seeking to terminate within ten (10) days after the date of receipt of the Breach Notice, the Party alleging the material breach may not terminate this Agreement until completion of the Resolution Period pursuant to ARTICLE 12.

8.2.2            Bankruptcy. COH shall have the right to terminate this Agreement prior to its Expiration upon notice to Licensee, in the event that: (i) Licensee seeks protection of any bankruptcy or insolvency law other than with the prior consent of COH, or (ii) a proceeding in bankruptcy or insolvency is filed by or against Licensee and not withdrawn, removed or vacated within 120 days of such filing, or there is adjudication by a court of competent jurisdiction that Licensee is bankrupt or insolvent.

8.2.3            Termination at Will by Licensee. Licensee shall have the right to terminate this Agreement prior to its Expiration upon notice to COH without cause, effective no fewer than ninety (90) days following the date of such notice.

8.3            Effect of Termination.

8.3.1            Upon any termination of this Agreement pursuant to Section 8.2 (but for clarity, not in the case of its Expiration) , all rights and licenses granted to Licensee under ARTICLE 3, shall immediately terminate on and as of the effective date of termination as provided in Section 8.2, except that Licensee shall have the right to continue to sell Licensed Products manufactured prior to the effective date of such termination until the sooner of: (i) ninety (90) days after the effective date of termination, or (ii) the exhaustion of Licensee’s inventory of Licensed Products.

8.3.2            Upon termination of this Agreement pursuant to Section 8.2 (but for clarity, not in the case of its Expiration):

(a) Each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder.

(b) Licensee shall discontinue making any representation regarding its status as a licensee of COH for Licensed Products and Licensed Services. Subject to Section 8.3.1, above, Licensee shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of Licensed Products and Licensed Services.

8.3.3            Termination of this Agreement through any means and for any reason pursuant to Section 8.2 (but for clarity, not in the case of its Expiration), shall not relieve the Parties of any obligation accruing prior thereto, including the payment of all sums due and payable, and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

8.4            Survival. Sections 4.4, 4.5, 4.6, 4.10, 5.1, 5.2, 5.3, 7.5, 8.3, 8.4, ARTICLE 10, ARTICLE 11, ARTICLE 12, 14.2, 14.4, 14.6, 14.7, 14.9, and 14.10 shall survive termination of this Agreement for any reason pursuant to Section 8.2 and Expiration pursuant to Section 8.1.

ARTICLE 9: REPRESENTATIONS AND WARRANTIES

9.1            Mutual Representations and Warranties. COH and Scopus each represents and warrants as follows:

9.1.1            It has the right and authority to enter into this Agreement and all action required to be taken on its behalf, its officers, directors, partners and stockholders necessary for the authorization, execution, and delivery of this Agreement and, the performance of all of its obligations hereunder, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of such Party, enforceable in accordance with its terms, subject to: (i) laws limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally;

9.1.2            It has read this Agreement, with assistance from its counsel of choice. It understands all of this Agreement’s terms. It has been given a reasonable amount of time to consider the contents of this Agreement before each Party executed it. It agrees that it is executing this Agreement voluntarily with full knowledge of this Agreement’s legal significance; and

9.1.3            It has made such investigation of all matters pertaining to this Agreement that it deems necessary, and does not rely on any statement, promise, or representation, whether oral or written, with respect to such matters other than those expressly set forth herein. It agrees that it is not relying in any manner on any statement, promise, representation or understanding, whether oral, written or implied, made by any Party, not specifically set forth in this Agreement. It acknowledges that, after the Effective Date, it may discover facts different from or in addition to those which it now knows or believes to be true. Nevertheless, it agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts.

9.2            Representations and Warranties of COH. COH represents and warrants as follows:

9.2.1            As of the Effective Date, to the actual knowledge of the Senior Director of its Office of Technology Licensing without independent inquiry, COH has the full power and authority to grant the rights, licenses and privileges granted herein.

9.3            Representations and Warranties of Scopus. Scopus represents and warrants, as follows:

9.3.1            All authorizations necessary for the issuance of the COH Securities on the Effective Date issuable to COH pursuant to this Agreement, have been obtained;

9.3.2            no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of Scopus is required in connection with the offer, sale, or issuance of the COH Securities, or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, which shall be filed by Scopus promptly following the date hereof; and (ii) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. The offer, sale, and issuance of the COH Securities in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Act, and from the qualification requirements of Section 25110 of the California Securities Law, and neither Scopus, nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions;

9.3.3            The sale of the COH Securities is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with;

9.3.4            The COH Securities, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws;

9.3.5            The authorized capital stock of Scopus, as set forth in Scopus’ annual report on Form 1-K filed with the SEC on May 15, 2020 and as further set forth in Scopus’ Offering Statement on Form 1-A filed with the SEC on May 29, 2020, and after giving effect to the Acquisition and the issuance of the COH Securities, consists of 50,000,000 shares of Common Stock, of which 12,509,024 are issued and outstanding plus an additional 4,000,000 shares of Common Stock after giving effect to the Acquisition and the issuance of the COH shares of Common Stock, and 20,000,000 of Preferred Stock of which none are issued and outstanding. The COH Securities represent an ownership interest of one and one-tenth percent (1.1%) of Scopus on a fully diluted basis, including all warrants, stock options, or other derivatives outstanding and available for grant, as of May 29, 2020 (after giving effect to the Acquisition and the issuance of the COH Securities). All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights, rights of first refusal, or similar rights for the purchase or acquisition from Scopus of any securities of Scopus nor any commitments to issue or execute any such preemptive rights or rights of first refusal or similar rights. The respective rights, preferences, privileges, and restrictions of the Common Stock are solely as stated in the Charter. All representations and warranties set forth in Section 4.C. of the Securities Issuance Agreement of even date herewith between Scopus and COH are incorporated herein by reference.

9.3.6            The COH Securities, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be issued, sold, and delivered on the terms as set forth in the Securities Issuance Agreement; provided that such terms shall be no less favorable to COH than those provided to the shareholders of Bioscience Oncology Pty Limited in consideration for the Acquisition, and the COH Securities represent five percent (5%) of the shares of Common Stock and five percent (5%) of the Series X Warrants paid or potentially to be paid by Scopus for the Acquisition.

9.3.7            Scopus is not in violation or default of any provision of the Charter or its bylaws; and

9.3.8            Scopus has not, prior to the Effective Date, entered into any agreements pursuant to which the Patent Rights have been sublicensed.

9.4            Exclusions. Nothing in this Agreement is or shall be construed as:

9.4.1            Subject to Section 9.2, a warranty or representation by COH as to the validity or scope of any claim or patent or patent application within the Patent Rights;

9.4.2            A warranty or representation by COH that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

9.4.3            A grant by COH, whether by implication, estoppel, or otherwise, of any licenses or rights under any patents other than Patent Rights and Know-How as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights;

9.4.4            An obligation on COH or Licensee to bring or prosecute any suit or action against a third party for infringement of any of the Patent Rights or Know-How;

9.4.5            An obligation to furnish any know-how outside of the Know-How specifically identified in Exhibit A; or

9.4.6            A representation or warranty of the ownership of the Patent Rights and Know-How other than as set forth in Section 9.2, above.

9.5            DISCLAIMER. EXCEPT AS EXPLICITLY SET FORTH IN SECTION 9.2, NO WARRANTY IS GIVEN WITH RESPECT TO THE PATENT RIGHTS OR KNOW-HOW, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUCH AS ANY USE, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT OR BREADTH OF SUBJECT MATTER OF THIS AGREEMENT, VALIDITY OF THE PATENT RIGHTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY OR OTHER RIGHTS OF ANY THIRD PARTY. THE WARRANTIES SET FORTH IN SECTIONS 9.1 AND 9.2, ABOVE, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, NON-INFRINGEMENT AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

ARTICLE 10: INDEMNIFICATION

10.1            Indemnification by Licensee. Scopus shall defend, indemnify and hold harmless COH, its Affiliates, and their respective officers, directors, shareholders, employees and agents (“COH Indemnitees”) from and against any and all Third Party liabilities, claims, suits, and expenses, including reasonable attorneys’ fees (collectively, “Losses”), arising out of or are in any way attributable to the material breach of any representation or warranty made by Scopus under this Agreement, and Licensee shall defend, indemnify and hold harmless COH Indemnitees from all Losses arising out of or are in any way attributable to (i) the research, development, marketing, approval, manufacture, packaging, labeling, handling, storage, transportation, use, distribution, promotion, marketing or sale of Licensed Products or Licensed Services by or on behalf of Licensee, any of its Affiliates or a Sublicensee or any other exercise of rights under this Agreement or pursuant to any sublicense, or (ii) the negligence, willful misconduct or failure to comply with applicable law by a Licensee, an Affiliate of Licensee, or a Sublicensee.

10.2            Procedure. The indemnities set forth in this ARTICLE 10 are subject to the condition that the Party seeking the indemnity shall forthwith notify the indemnifying Party on being notified or otherwise made aware of a liability, claim, suit, action or expense and that the indemnifying Party defend and control any proceedings with the other Party being permitted to participate at its own expense (unless there shall be a conflict of interest which would prevent representation by joint counsel, in which event the indemnifying Party shall pay for the other Party’s counsel); provided, that, the indemnifying Party may not settle the liability, claim, suit, action or expense, or otherwise admit fault of the other Party or consent to any judgment, without the written consent of the other Party (such consent not to be unreasonably withheld). Notwithstanding the foregoing, no delay in the notification of the existence of any claim of Loss shall cause a failure to comply with this Section 10.2 as long as such delay shall not have materially impaired the rights of the indemnifying Party.

10.3            Insurance.

10.3.1            No later than thirty (30) days prior to the dosing of the first patient in any clinical trial in which Licensee is a sponsor or is otherwise involved, Licensee shall procure at its sole expense and provide to COH evidence of comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (i) each occurrence, US $5 million; (ii) products/completed operations aggregate, US $10 million; (iii) personal and advertising injury, US $5 million; and (iv) general aggregate (commercial form only), US $10 million.

10.3.2            The foregoing policies will provide primary coverage to COH and shall name the COH Indemnitees as additional insureds, and shall remain in effect during the Term of this Agreement and, if written on a claims made basis, for five (5) years following the termination or expiration of the Term of this Agreement. The COH Indemnitees shall be notified in writing by Licensee not less than thirty (30) days prior to any modification, cancellation or non-renewal of such policy. Licensee’s insurance must include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by the COH Indemnitees. Such insurance coverage shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-XII or better.

10.3.3            Licensee expressly understands that the coverage limits in Section 10.3.1 do not in any way limit Licensee’s liability.

10.4            LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT IN RELATION TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10.1 AND ANY BREACH BY LICENSEE OF ARTICLE 11 (I) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES (INCLUDING LOSS OF PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS, LOST BUSINESS OR ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT) WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR ANY OTHER LEGAL THEORY, AND (II) IN NO EVENT SHALL COH BE LIABLE TO LICENSEE FOR AN AGGREGATE AMOUNT IN EXCESS OF TWO-THIRDS OF THE TOTAL CONSIDERATION PAID TO COH HEREUNDER.

ARTICLE 11: CONFIDENTIALITY

11.1            Confidential Information. During the Term of this Agreement and for five (5) years thereafter without regard to the means of termination: (i) COH shall not use, for any purpose other than the purpose contemplated by this Agreement, or reveal or disclose to any Third Party Licensee Confidential Information; and (ii) Licensee shall not use, for any purpose other than the purpose contemplated by this Agreement, or reveal or disclose COH Confidential Information to any Third Party. The Parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

11.2     Exceptions.     Notwithstanding the foregoing, a Party may use and disclose Confidential Information of the other Party as follows:

11.2.1            if required by applicable law, rule, regulation, government requirement and/or court order, and/or the rules of any stock exchange or trading market; provided, that, the disclosing Party promptly notifies the other Party of its notice of any such requirement and provides the other Party a reasonable opportunity to seek confidential treatment, a protective order or other appropriate remedy and/or to waive compliance with the provisions of this Agreement;

11.2.2            to the extent such use and disclosure occurs in the filing or publication of any patent application or patent on inventions;

11.2.3            as necessary or desirable for securing any regulatory approvals, including pricing approvals, for any Licensed Products or Licensed Services; provided, that, the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information;

11.2.4            to take any lawful action that it deems necessary to protect its interest under, or to enforce compliance with the terms and conditions of, this Agreement;

11.2.5            to the extent necessary, to its Affiliates, directors, officers, employees, consultants, vendors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement; and

11.2.6            to actual and potential investors, providers of research funding, licensees, Sublicensees, consultants, vendors and suppliers, academic and commercial collaborators, and joint owners of the Inventions and/or the Patent Rights, under written agreements of confidentiality at least as restrictive as those set forth in this Agreement.

11.3            Certain Obligations. During the Term and for a period of five (5) years thereafter, Licensee, with respect to COH Confidential Information, and COH, with respect to Licensee Confidential Information, agree:

11.3.1            to use such Confidential Information only for the purposes contemplated under this Agreement,

11.3.2            to treat such Confidential Information as it would its own proprietary information which in no event shall be less than a reasonable standard of care,

11.3.3            to take reasonable precautions to prevent the disclosure of such Confidential Information to a Third Party without written consent of the other Party, and

11.3.4            to only disclose such Confidential Information to those employees, agents and Third Parties who have a need to know such Confidential Information for the purposes set forth herein and who are subject to obligations of confidentiality no less restrictive than those set forth herein.

11.4            Termination. Upon termination of this Agreement pursuant to Section 8.2 (but for clarity, not in the case of its Expiration), and upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party or destroy all copies of Confidential Information received from such Party, and shall return or destroy, and document the destruction of, all summaries, abstracts, extracts, or other documents which contain any Confidential Information of the other Party in any form, except that each Party shall be permitted to retain a copy (or copies, as necessary) of such Confidential Information for archival purposes or to enforce or verify compliance with this Agreement, or as required by any applicable law or regulation.

ARTICLE 12: DISPUTE RESOLUTION

12.1            All Disputes shall be first referred to the Senior Vice President for Research Business Development of COH (the “COH VP”) and the Chief Executive Officer of Licensee for resolution, prior to proceeding under the other provisions of this ARTICLE 12. A Dispute shall be referred to such executives upon one Party (the “Initiating Party”) providing the other Party (the “Responding Party”) with notice that such Dispute exists (“Dispute Notice”), together with a written statement describing the Dispute with reasonable specificity and proposing a resolution to such Dispute that the Initiating Party is willing to accept, if any. Within ten (10) days after having received such statement and proposed resolution, if any, the Responding Party shall respond with a written statement that provides additional information, if any, regarding such Dispute, and proposes a resolution to such Dispute that the Responding Party is willing to accept, if any. If not otherwise resolved, the Parties shall engage in good faith efforts to negotiate a resolution to resolve the Dispute for the following fifteen (15) days (the “Resolution Period”). In the event that such Dispute is not resolved during the Resolution Period, either Party may bring and thereafter maintain suit against the other with respect to such Dispute; provided, however, that the exclusive jurisdiction of any such suit shall be the state and federal courts located in Los Angeles County, California, and the Parties hereby consent to the exclusive jurisdiction and venue of such courts.

ARTICLE 13: GOVERNMENTAL MATTERS

13.1            Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee shall assume all legal obligations to do so. Licensee shall notify COH if it becomes aware that this Agreement is subject to a U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

13.2            Export Control Laws. Licensee acknowledges that the subject matter of this Agreement is subject to U.S. export control jurisdiction. Licensee shall observe all applicable U.S. and foreign laws with respect to its activities pursuant to this Agreement, including the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States.

13.3            Preference for United States Industry. If Licensee sells a Licensed Product in the U.S., Licensee shall manufacture said product substantially in the United States, if and to the extent required under applicable U.S. laws and regulations.

ARTICLE 14: MISCELLANEOUS

14.1            Assignment and Delegation. Except as expressly provided in this Section 14.1, neither this Agreement nor any right or obligation hereunder shall be assignable in whole or in part, whether by operation of law, or otherwise by Licensee without the prior written consent of COH. Notwithstanding the foregoing, (a) Licensee may assign or transfer its rights and obligations under this Agreement to a Person that succeeds to all or substantially all of Licensee’s business or assets, whether by sale, merger, operation of law or otherwise or (b) Scopus may assign or transfer its rights and obligations under this Agreement to a Subsidiary Successor Licensee no more than once during the Term (a “Permitted Assignment”); provided, that, such Person or Subsidiary Successor Licensee agrees, in form and substance reasonably acceptable to COH, to be bound as a direct party to this Agreement in lieu of or in addition to Licensee and provided further that Licensee has complied with its obligations pursuant to Section 4.3. Notwithstanding the foregoing, any assignment permitted pursuant to this Section 14.1, including to a Subsidiary Successor Licensee, shall not relieve Scopus of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assignees. Any transfer or assignment of this Agreement in violation of this Section 14.1 shall be null and void.

14.2            Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the subject matter hereof, and all prior understandings, representations and warranties between the Parties are superseded by this Agreement.

14.3            Amendments. Changes and additional provisions to this Agreement shall be binding on the Parties only if agreed upon in writing and signed by the Parties.

14.4            Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California and all rights and remedies shall be governed by such laws without regard to principles of conflicts of law that would result in the application of the law of another jurisdiction.

14.5            Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of earthquake, fire, flood or other casualty or due to strikes, riot, storms, explosions, acts of God, war, terrorism, or a similar occurrence or condition beyond the reasonable control of the Parties, the Party so affected shall, upon giving prompt notice to the other Parties, be excused from such performance during such prevention, restriction or interference, and any failure or delay resulting therefrom shall not be considered a breach of this Agreement.

14.6            Severability. The Parties do not intend to violate any public policy or statutory common law. However, if any sentence, paragraph, clause or combination of this Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination of the same shall be deleted and the remainder of this Agreement shall remain binding, provided, that, such deletion does not alter the basic purpose and structure of this Agreement.

14.7            Notices. All notices, requests, demands, and other communications relating to this Agreement shall be in writing in the English language and shall be delivered in person or by delivery service or international courier with package tracing capability. Notices shall be sent via a service which provides traceability of packages and signature confirmation and shall be deemed to have been given on the date actually received. Notices shall be sent as follows:

Notices to COH: Office of Technology Licensing City of Hope 1500 East Duarte Road Duarte, CA 91010 Attn: Sr. Director, Office of Technology Licensing Fax 626-256-8651	with a copy to: Office of General Counsel City of Hope 1500 East Duarte Road Duarte, CA 91010 Attn: General Counsel Fax 1 626-218-8663 Fax 2 626-256-8651
Notices to Licensee: Scopus BioPharma Inc. 420 Lexington Avenue Suite 300 New York, New York 10170 Attn: Ashish Sanghrajka President and Chief Financial Officer	with a copy to: Greenberg Traurig, LLP Suite 1000 1750 Tysons Boulevard McLean, Virginia 22102 Attn: Mark J. Wishner Fax 1 703-714-8359

Either Party may change its address for notices or facsimile number at any time by sending notice to the other Party.

14.8            Independent Contractor. Nothing herein shall create any association, partnership, joint venture, fiduciary duty or the relation of principal and agent between the Parties hereto, it being understood that each Party is acting as an independent contractor, and neither Party shall have the authority to bind the other or the other’s representatives in any way.

14.9            Waiver. No delay on the part of either Party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver of this Agreement or any provision hereof shall be enforceable against any Party hereto unless in writing, signed by the Party against whom such waiver is claimed, and shall be limited solely to the one event.

14.10            Interpretation. This Agreement has been prepared jointly and no rule of strict construction shall be applied against either Party. In this Agreement, the singular shall include the plural and vice versa and the word “including” shall be deemed to be followed by the phrase “without limitation.” The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

14.11            Counterparts. This Agreement may be executed in counterparts, each of which together shall constitute one and the same Agreement. For purposes of executing this agreement, a facsimile copy or an emailed PDF of this Agreement, including the signature pages, will be deemed an original.

14.12            Publicity. Subject to Section 11.2, neither Party may issue a press release (unless the information in such release or the release itself is filed to meet Licensee’s obligations under federal securities laws or the rules and regulations of any stock exchange or trading market) or otherwise publicly disclose the existence or terms of this Agreement without the prior written consent of the other Party; provided, however, that once the existence or any terms or conditions of this Agreement has been publicly disclosed in a manner mutually and reasonably agreed-to by the Parties, either Party may republish the facts previously disclosed without the prior consent of the other Party. COH may, in its sole discretion and without the approval of Licensee, publicly disclose the existence of this Agreement so long as the detailed and specific terms and conditions of this Agreement or the overall value of this Agreement are not disclosed. If a Third Party inquires whether a license is available, COH may disclose the existence of the Agreement and the extent of its grant in Section 3.1 to such Third Party, but will not disclose the name of Licensee, except where COH is required to release information under either the California Public Records Act or other applicable law.

14.13            No Third Party Beneficiaries. Except for the rights of the COH Indemnitees pursuant to ARTICLE 10 nothing in this Agreement, either express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page to follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

SCOPUS BIOPHARMA INC.		CITY OF HOPE
By:	/s/ Robert J. Gibson	By:	/s/ Robert Stone
Name	Robert J. Gibson	Name:	Robert Stone
Title:	Vice Chairman	Title:	President & CEO

EXHIBIT A

Know-How List

The following Know-How in existence as of the Effective Date will be provided to Licensee pursuant to Section 2.3 of the Agreement:

Manufacturing SOPs:

For CAS3:

For SS3:

For CAS3 and SS3:

Biological Assays:

OTL 18-400

EXHIBIT B

Collaboration Terms

Individuals employed by or otherwise affiliated with COH or its Affiliates (“COH Personnel”) are under obligations to COH related to, inter alia, the ownership of intellectual property they develop. These obligations pre-date and are superior to any obligations COH Personnel may undertake in any consulting or other agreement they may enter into in their individual capacity with Licensee, its Affiliates or Sublicensees (“Company”) subsequent to their employment or affiliation with COH (each, an “Advisory Agreement”).

In order to avoid any future conflict between COH and Company relating to the ownership of intellectual property developed by COH Personnel who may, pursuant to an Advisory Agreement or otherwise, work with or provide consulting or other services relating to Licensed Products or Licensed Services to Company (any such COH Personnel a “Consultant” and any such services “Consulting Services”), the following shall apply.

So long as a Consultant remains employed by or affiliated with COH or its Affiliates and notwithstanding anything to the contrary in any Advisory Agreement (whether entered into before or after the date of this letter agreement):

1.	Ownership of any and all intellectual property, including all discoveries, inventions, trade secrets and subject matter (whether patentable or not) conceived, reduced to practice or developed in the course of performing the Consulting Services (all of the foregoing being collectively referred to herein as the “Collaboration Inventions”), shall follow inventorship. Inventorship shall be determined pursuant to United States patent law.

2.	Company agrees that Company shall promptly disclose to COH all Collaboration Inventions conceived, reduced to practice or developed by a Consultant, whether solely by a Consultant or jointly with others. COH and Company shall cooperate in good faith, including ensuring that COH intellectual property counsel confers with Company intellectual property counsel, to jointly determine the inventorship of all Collaboration Inventions relating to the Consulting Services. Company further agrees to disclose to COH, subject to confidentiality obligations in accordance with Section 4 hereof, any other patent application Company may file relating in any way to the Consulting Services and cooperate in good faith with COH to confirm that no Consultants are inventors under such application.

3.	Unless otherwise agreed in writing by COH in advance on a project by project basis, all Collaboration Inventions conceived, reduced to practice or developed solely by one or more Consultant will belong solely to COH (“COH Inventions”). All Collaboration Inventions conceived, reduced to practice or developed solely by employees of Company will belong solely to Company (“Company Inventions”). All rights to Collaboration Inventions conceived jointly by a Consultant and employees or other service providers of Company will belong jointly to COH and Company (“Jointly-Owned Inventions”). For clarity, each joint owner will be free to use, exploit, commercialize, and license the Jointly-Owned Inventions without restriction, without the consent of the other joint owner, and without a duty of accounting to the other joint owner. With respect to any COH Invention and Jointly-Owned Invention, COH shall, at its option, be responsible for the preparation and prosecution of related patent applications. If COH determines not to file a patent application for a COH Invention or Jointly-Owned Invention it shall provide notice to Company in the manner set forth in Section 14.7 within a reasonable period of time, and Company shall, at Company’s expense, have the right, but not the obligation, to file and prosecute such application in the name of COH if a COH Invention or in the names of COH and Company if a Jointly-Owned Invention, and, in each case, COH shall reasonably cooperate with Company in connection therewith at COH’s expense.

4.	COH and Company agree that all information exchanged in connection with this Exhibit B shall be deemed Confidential Information.

5.	For clarity, in the event of any conflict or inconsistency between the terms and conditions of this Exhibit B and any subsequent agreement between Company and COH or COH Personnel, the terms and conditions of this Exhibit B shall apply unless the applicable subsequent agreement explicitly references this Exhibit B and explicitly modifies or amends the terms and conditions of this Exhibit B.

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EXHIBIT C

Charter

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “PROJECT18 INC.”, CHANGING ITS NAME FROM “PROJECT18 INC.” TO “SCOPUS BIOPHARMA INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 2017, AT 5:50 O’ CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6384624 8100	Authentication: 203742192
SR# 20177528628	Date: 12-12-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:50 PM 12/11/2017
FILED 05:50 PM 12/11/2017
SR 20177505258 - File Number 6384624

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PROJECT18 INC.

Project18 Inc, (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware, does hereby certify:

1.            The name of the Corporation is Project18 Inc, The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 18, 2017.

2.            This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.            The Certificate of Incorporation is hereby amended and restated in its entirety as follows:

ARTICLE I

Name

The name of the corporation is Scopus BioPharma Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Capital Stock

Section 1. Shares, Classes and Series Authorized

The total number of shares of stock which the Corporation is authorized to issue is 70,000,000, 50,000,000 shares of which shall be Common Stock par value $0.001 per share and 20,000,000 shares of which shall be Preferred Stock par value $0.001.

Section 2. Description of Capital Stock

The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

(a)          Rights and Restrictions of Preferred Stock

Authority is hereby expressly vested in the Board of Directors of the Corporation (the “Board”), subject to the provisions of this ARTICLE IV and to the limitations prescribed by law, without shareholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)           The designation of such series.

(ii)          The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative.

(iii)         Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other Corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(iv)         The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(v)          Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

(vi)         The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

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(vii)        The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(viii)       The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

For all purposes, this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

(b)          Rights and Restrictions of Common Stock

The powers, preferences, rights, qualifications, limitations or restrictions in respect to the Common Stock are as follows:

(i)           The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this ARTICLE IV.

(ii)          The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law. The ability of the stockholders to engage in cumulative voting is hereby specifically denied, Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of the Common Stock shall exclusively possess all voting power.

(iii)         Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(iv)         Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

(c)          Increase or Decrease in Amount of Authorized Shares

The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this ARTICLE IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

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(d)          Shares Entitled to More or Less than One Vote

If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

ARTICLE V

Directors

The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the General Corporation Law of Deaware may otherwise require, in the interim between Annual Meetings of Stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the by-laws of the Corporation), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

Limitation of Directors’ Liability; Indemnification by Corporation; Insurance

Section 1. Limitation of Directors’ Liability

(a)          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the General Corporation Law as so amended from time to time.

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(b)          Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 1 shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 2. Indemnification by Corporation

(a)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)          To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) and (b) of this ARTICLE VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)          Any indemnification under Sections 2(a) and (b) of this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 2(a) and (b) of this ARTICLE VI. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e)          Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this ARTICLE VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f)          The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)          For purposes of this ARTICLE VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h)          For purposes of this ARTICLE VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

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(i)           The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE VII

Bylaws

The Board shall have the power, without the consent or vote of the stockholders, to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VIII

Reorganization

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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ARTICLE IX

Dental of Preemptive Rights

No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issues of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

ARTICLE X

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

ARTICLE XI

Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein,

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed this 11th day of December, 2017.

PROJECT18 INC.

By:	/s/ Morris C. Laster, MD
Name:	Morris C. Laster, MD
Title:	Chief Executive Officer

EXHIBIT D

SECURITIES ISSUANCE AGREEMENT

This Securities Issuance Agreement (“Agreement”) is made this 10th day of June, 2020, by and between Scopus BioPharma Inc., a Delaware corporation (the “Company”), with a principal place of business at 420 Lexington Avenue, New York, New York 10170, and City of Hope (“COH”), a California non-profit public benefit corporation located at 1500 East Duarte Road, Duarte, California 91010. The Company and COH hereby agree as follows:

1.            Securities. Pursuant to that certain Exclusive License Agreement of even date herewith between the Company and COH (the “License Agreement”), the Company is issuing 200,000 shares (“Shares”) of its $0.001 par value common stock (“Common Stock”) and 47,965 Series X Warrants (“Warrants”) to COH (collectively, the “Securities”).

2.            Status of Issuance. The issuance of the Securities is being made without registration under the Securities Act of 1933, as amended (“Securities Act”) in reliance upon the exemptions from registration provided for in Sections 4(a)(2) and/or 4(a)(5) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and in reliance on applicable exemptions from registration afforded certain private placements under state securities laws.

3.            COH Representations and Warranties. COH hereby acknowledges, represents, warrants and agrees as follows:

A.           Information About COH. The information relating to COH stated herein is true and complete in all material respects as of the date hereof.

(i)           Accredited Investor. COH is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”), as presently in effect, the meaning of which is understood by COH. In that regard, COH represents that COH is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), with total assets in excess of $5,000,000.

B.           Information About the Company.

(i)           COH has had an opportunity to obtain all information it has requested from the Company relating to the business and affairs of the Company.

(ii)          COH has been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the business of the Company and all such questions have been answered to COH’s full satisfaction. COH has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. COH has received all information regarding the Company that COH has reasonably requested. COH understands that there is no assurance as to the future performance of the Company or the value of the Shares and Warrants.

(iii)         COH acknowledges that any estimates, forward-looking statements or projections provided to COH were prepared in good faith by the officers of the Company, but the attainment of any such estimates, forward-looking statements or projections cannot be guaranteed by the Company or its officers and should not be relied upon. The foregoing shall in no way limit the representations and warranties contained in Section 4.

C.           No Integrated Offering. COH acknowledges that neither the Company, nor any of its affiliates, nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this issuance of the Shares or Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any of the securities under the Securities Act.

D.           Restrictions on Transfer.

(i)           Securities Law Restrictions. COH understands that (a) the Securities and the securities underlying the Warrants have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration; (b) no securities administrator of any state or the SEC or any other federal agency has recommended or endorsed the issuance of the Securities or made any finding or determination relating to the fairness of COH’s acceptance of the Securities; (c) the Company is relying on COH’s representations, warranties and agreements for the purpose of determining whether the issuance of the Securities meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. COH acknowledges that, unless otherwise set forth herein, the Shares, Warrants and securities underlying the Warrants will be subject to restrictions on transferability and may not be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. COH further acknowledges that COH shall be subject to lock-up restrictions imposed by the Company as described herein and as may be required by any underwriter engaged in connection with any future registration or offering statement which the Company may file.

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(ii)          Lock-up Restrictions. COH understands that the Shares, Warrants and securities underlying the Warrants may not be sold, transferred, assigned, pledged, hypothecated, mortgaged, or otherwise disposed of or made subject to any lien or security interest, during the Restricted Period (as defined below) without the consent of the Company in its sole discretion. The “Restricted Period” shall be defined as the period commencing on the date hereof and continuing until the first business day following the date that is one hundred eighty (180) days from the Initial Trading Date; provided, however, if such business day is a Friday, then the Restricted Period shall expire on the next business day; provided, that the Company may elect to release COH from this lock-up restriction at any time or from time to time for any reason or no reason with respect to any or all of the Securities and securities underlying the Warrants. No such release shall be deemed to obligate the Company to grant any future releases to COH. In addition, COH agrees to execute any lock-up agreement required by the lead underwriter in connection with the Company’s Initial Public Offering (as defined below) that the Company may conduct while COH holds any of the Shares, Warrants or securities underlying the Warrants; provided, that any such agreement is consistent with the form of lock-up agreements generally required by underwriters. For purposes hereof, the “Initial Trading Date” shall mean the first date upon which shares of the Company’s capital stock trade on (a) a national securities exchange or through any quotation service that requires as a condition for trading that the Company report under the Securities Act or the Exchange Act or (b) the OTCQB or OTCQX (collectively, a “Qualified Trading Market”); and the “Initial Public Offering” shall mean the commencement of a public trading market for any class of securities of the Company on a Qualified Trading Market.

(iii)         Legends of Certificate. COH understands that each certificate evidencing the Shares and Warrants will bear the legends substantively similar to that set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OFFERING STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY’S SECURITIES ISSUANCE AGREEMENT WITH THE HOLDER SETS FORTH CERTAIN RESTRICTIONS AND EXCEPTIONS THERETO ON THE HOLDER’S ABILITY TO TRANSFER SUCH SECURITIES. A COPY OF SUCH SECURITIES ISSUANCE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY’S OFFICE.”

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E.           No Market for the Shares. COH is accepting the Shares and Warrants for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution thereof, nor with any present intention of selling or otherwise disposing of all or any part of the Shares and Warrants. COH understands that there is currently no market for any securities of the Company, including any shares of the Company’s Common Stock, and there may not be any market for the Common Stock or any other securities of the Company in the future. COH agrees that it may have to hold the Shares, Warrants and securities underlying the Warrants, including any shares of Common Stock and other securities underlying the Warrants, for an indefinite period of time because neither the Company’s Common Stock nor any of the Company’s other securities have been registered under the Securities Act and may never be registered and cannot be resold, pledged, assigned, or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. COH understands that, except as provided in Section 3(F) below, the Company is under no obligation to register any of the Shares or Warrants (or securities underlying the Warrants), or to assist COH in complying with any exemption from such registration under the Securities Act or any state securities laws.

F.           Registration of the Securities. The Company agrees from and after the expiration of the Restricted Period or such earlier date if the Securities (or other securities underlying the Warrants) are released from any lock-up restriction, but only as to such released Securities, it will use commercially reasonable efforts to enable the resale of the Securities which may be satisfied by: (i) filing a resale registration statement covering the Securities and the securities underlying the Warrants; (ii) including such Securities and the securities underlying the Warrants in additional or secondary registration statements filed by the Company for other purposes; or (iii) in any other manner selected by the Company which is then permitted by applicable laws and SEC rules and regulations, any such registration subject to the applicable rules and regulations of the SEC; provided, however, that the Company shall not be required to use its commercially reasonable efforts to enable the resale of the Securities as described in this Section 3(F) if the Securities are otherwise transferable pursuant to a resale exemption or other exemption from registration under the Securities Act or any state securities laws.

G.           Entity Authority. The person signing this Agreement on behalf of COH has been duly authorized by COH to do so.

H.           Principal Place of Business; Residency. COH represents and warrants to the Company that its principal place of business and executive offices is located at the address set forth on Schedule 2 attached to this Agreement.

I.            Brokers’ and Finders’ Fees. COH has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

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4.           Company Representations and Warranties. The Company hereby represents and warrants to COH as follows:

A.          Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

B.           Authority. The Company has all necessary corporate power and authority to enter into this Agreement and to issue the Securities; the execution and delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company; this Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws; and no governmental or regulatory consent is required for the consummation of the issuance of the Securities contemplated by this Agreement.

C.           Capitalization. The authorized capital of the Company, as set forth in the Company’s Annual Report on Form 1-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 15, 2020 and as further set forth in the Company’s Offering Statement on Form 1-A filed with the SEC on May 29, 2020 and after giving effect to the acquisition by the Company of Bioscience Oncology Pty Ltd (the “Acquisition”) and the issuance of the Securities, consists of:

(i)           50,000,000 shares of Common Stock of which 12,509,024 are issued and outstanding plus an additional 4,000,000 shares of Common Stock after giving effect to the Acquisition and the issuance of the Shares.

(ii)          20,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding immediately prior to the date hereof.

(iii)         The Company has reserved 2,400,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its stock equity plan(s), of which reserved shares, none have been issued pursuant to restricted stock purchase agreements, options to purchase 600,000 shares of Common Stock have been granted and are currently outstanding, and 1,800,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants. Other than as set forth in the immediately preceding sentence and in section (iv) below, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

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(iv)         3,354,173 warrants plus 959,308 warrants after giving effect to the Acquisition and the issuance of the Warrants, all of which will become exercisable in October 2021 for an equal number of units, each such unit consisting of one share of Common Stock and one warrant exercisable for a share of Common Stock and an additional 450,000 warrants which are exercisable for an equal number of shares of Common Stock (of which 250,000 have vested).

(v)          No valid waivers are required of any rights by other parties to purchase the Shares and Warrants covered by this Agreement (including, without limitation, preemptive rights).

(vi)         The Shares and the Warrants represent five percent (5%) of the total Shares and Warrants issued or issuable in connection with the Acquisition, which, for the avoidance of doubt, shall assume issuance of all Securities in the Acquisition irrespective of any indemnity or other holdback requirements provided in the definitive documents for the Acquisition.

D.           Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by COH. Assuming the accuracy of the representations of COH in Section 3 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

E.           Corporate Documents. The Amended and Restated Certificate of Incorporation and Bylaws of the Company are in the form provided to COH.

F.            Disclosure. The Company has made available to COH all the information reasonably available to the Company that COH has requested for deciding whether to elect to receive the Securities as partial consideration under the License Agreement. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to COH, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

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5.            Exception for Certain Transfers. Notwithstanding anything to the contrary contained in this Agreement or any other agreement governing the Securities, COH shall be permitted to (i) hold the Securities for the beneficial ownership of certain inventors, employees, service providers and other affiliates under COH’s internal policies, and (ii) transfer the Securities and any securities underlying the Warrants to such inventors, employees, service providers, or affiliates or to any of its partners, affiliated venture capital funds, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners or any such person; provided that, (i) in each such case, the transferee agrees in writing to receive and hold the Securities and the securities underlying the Warrants so transferred subject to all of the provisions of this Agreement, and there shall be no further transfer of such Securities and the securities underlying the Warrants except in accordance with the terms of this Agreement and (ii) no opinion of counsel of COH shall be required in connection with transfers consummated in accordance with this Section 5.

6.            Severability; Remedies. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement are nevertheless binding with the same effect as though the void parts were deleted.

7.            Governing Law and Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. Each of the Company and COH hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Supreme Court of the State of New York, County of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, County of New York, in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in Supreme Court of the State of New York, County of New York, and (v) agrees that service of process upon it mailed by certified mail to its address set forth on Schedule 1, if to the Company, and to the address set forth on Schedule 2.

8.            Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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9.            Benefit. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

10.          Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) must be in writing, and are sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested). All communications to COH should be sent to its preferred address on the Information Sheet. All communications to the Company should be sent to the address set forth on Schedule 1. Each party may designate another address by notice to the other party.

11.          Entire Agreement. This Agreement, together with the License Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

12.          Section Headings. The section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

13.          Survival or Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the issuance and delivery of the Securities.

[SIGNATURE PAGE AND INFORMATION SHEET TO FOLLOW]

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first above written.

CITY OF HOPE

/s/ Robert Stone
Signature

Robert Stone
Print Name

President & CEO
Title

SCOPUS BIOPHARMA INC.

/s/ Robert J. Gibson
Signature

Robert J. Gibson
Print Name

Vice Chairman
Title

[Signature Page to Scopus BioPharma Securities Issuance Agreement (COH)]

SCHEDULE 1

1.            Notices.  All communications to the Company should be sent to:

Scopus BioPharma Inc.

c/o HCFP Inc.

420 Lexington Avenue, Suite 300

New York, New York 10170

Attention: Joshua R. Lamstein, Co-Chairman

Tel: (917) 674-3889

Email: jrl@hcfp.com

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SCHEDULE 2

INFORMATION SHEET

Complete All Information

Entity Name:	City of Hope

Entity Type:	California non-profit public benefit corporation

Tax ID:

Company Street Address:	1500 East Duarte Road

City:	Duarte	State:	CA	Zip Code:	91010

Primary Contact:	Title:

Telephone Number:	Fax Number:

Email Address:

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